EXHIBIT 10.12


                                                                  Execution Copy


                      RESTATED DEFINITIVE AGREEMENT BETWEEN

          LORAL ORION, INC. (FORMERLY ORION NETWORK SYSTEMS, INC.) AND

                      THE REPUBLIC OF THE MARSHALL ISLANDS


     This restated agreement is made this ____ day of October, 1998 (the "Effective Date"), by and between Loral Orion, Inc., a Delaware Corporation, hereinafter referred to as "LORAL ORION" and formerly known as Orion Network Systems, Inc. ("ONS"), and the Republic of the Marshall Islands, through the Ministry of Transportation and Communications, hereinafter referred to as the "RMI."

                                   WITNESSETH

     WHEREAS, the RMI and Asia Pacific Space and Communications, Ltd. ("APSC") entered into a Definitive Agreement dated April 26, 1990 (the "Definitive Agreement");

     WHERAS, the RMI and APSC agreed to the assignment of all APSC rights to and obligations under the Definitive Agreement to ONS along with certain other modifications to be restated herein in a Restated Amendment to the Definitive Agreement dated May 25, 1997;

     WHEREAS, ONS was acquired in a merger by Loral Space & Communications, Ltd. ("Loral SC") on March 30, 1998 (the "Merger") and as a result thereof the name of ONS was changed to Loral Orion, Inc.;

     WHEREAS, LORAL ORION is an international communications company developing a satellite communications system to serve significant areas of the Pacific Ocean Region, including coverage of the RMI;

     WHEREAS, the RMI is a sovereign nation located in the Central Pacific Ocean Region;

     WHEREAS, the RMI desires to enhance and expand its telecommunications capability and infrastructure;

     WHEREAS, the parties desire to do those things necessary to enable LORAL ORION to launch a satellite over the Pacific Ocean Region; and

     WHEREAS, the RMI and LORAL ORION have reached certain understandings in principle and believe there are mutual benefits to be derived by restating the Definitive Agreement with certain modifications as this Restated Definitive Agreement (along with the Appendices hereto, the "Agreement");


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     NOW THEREFORE, it is mutually agreed as follows:

1.   [ * ]

2.   [ * ]

3. The parties acknowledge that the RMI is a member of the ITU and understand that matters critical to the success of the Satellite System may be significantly affected by various actions of the ITU. [ * ]


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4.   The  parties  acknowledge  that the RMI  desires to enhance  and expand its communications capabilities and infrastructure. [ * ]





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5.   [ * ]


6.   [ *



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     ]

7. The parties acknowledge that the provisions substantially in the form contained in paragraphs 4,5,6 &7 shall be set forth in a separate agreement between Loral Orion and NTA. Performance of the terms of such agreement by Loral Orion shall satisfy its obligations to the RMI with respect to the Deliverables. However, in the event that NTA declines to enter into such agreement for any reason, such event shall not be deemed a breach or cause for termination of this agreement. In such case, the Minister of Transport & Communications of the RMI will become the recipient of the Deliverables.

8.   [ * ]

9. Within forty-five (45) days after the Effective Date (the "Purchase Period"), LORAL ORION shall purchase or otherwise procure such number of shares of common stock of Loral SC equal to [


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     ] Within  forty-five  (45) days [ * ], LORAL  ORION  shall  deliver the RMI
     Stock to the RMI. [ * ]


     In consideration of the foregoing, the Non-Qualified Stock Option Agreement between LORAL ORION (formerly ONS) and the RMI, dated effective as of December 10, 1996 [ * ] is hereby terminated without liability and shall be deemed null and void.

10.  [ * ]

11. It is understood that matters affecting the Satellite System are highly confidential and proprietary. The RMI agrees to take all necessary and reasonable steps to limit the information concerning the Satellite System to the fewest number of persons possible within the RMI and to assure that such persons do not communicate matters regarding LORAL ORION to others. Furthermore, the existence of this Agreement or the relationship between the parties hereto shall not be disclosed to any party except as necessary to carry out the purposes of this Agreement or as required by applicable law. Loral Orion acknowledges that such confidential and proprietary information may be disclosed by the RMI to the extent reasonable and necessary to fulfill or satisfy any obligation imposed by its constitution or laws or in the pursuit of a free and open Government.

12. This Agreement shall become effective upon the Effective Date continue until terminated under the terms and conditions of this Agreement.

13. In the event either party is in default in the performance of any material provision of this Agreement, the nondefaulting party, upon written notice, may terminate this


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     Agreement;   provided,  however,  that  prior  to  such  termination,   the
     non-defaulting party must notify the defaulting party, in writing, of the specific provision which has not been performed, the conduct required to complete performance and cure the alleged default, and a request to cure the alleged default. Upon receipt of the notice specifying the default, the other party shall have 45 days to submit a written Response. Said Response shall state either that there has been no failure to perform and no default has occurred and an explanation thereof, or that the default will be cured and describing the actions it intends to take and a reasonable schedule to complete these actions. If the default continues after the expiration of a reasonable time to cure, as set forth in the Response, the non-defaulting party, in addition to any other remedy at law or equity, may then forward to the defaulting party a Notice of Termination

14. Neither party to this Agreement shall be in default because of its failure to perform or delay in performance caused by actions or failures of third parties, acts of God, acts of War, natural disasters, acts of subcontractors beyond the control of their prime contractor, delays in shipment of goods, or other acts or events beyond its control that materially affect the ability of a party to perform under the terms and conditions of this Agreement.

15. Except as otherwise provided herein, this Agreement may not be terminated except by mutual agreement of the parties.

16.  [ * ]

17. This Agreement constitutes the entire agreement between the parties in connection with the subject matter of this Agreement and may be altered, amended or replaced only by a duly executed written instrument. No prior oral or written understanding or agreement with respect to the terms and conditions agreed to in this Agreement, except the Confidentiality Agreement or as otherwise expressly incorporated herein, shall be valid or enforceable.

18. This Agreement may be altered or amended only by mutual agreement set forth in writing and properly executed by the respective parties hereto.

19. This Agreement may be executed in two or more counterparts, which taken together constitute one single contract between the parties.


                            {signature page follows}


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     IN WITNESS  WHEREOF,  the parties have  executed  this  Agreement as of the
     Effective Date:


     Republic of the Marshall Islands         Loral Orion, Inc.

     -------------------------                ------------------------
     Kunio D. Lemari                          Richard H. Shay
     Minister of Transportation               Sr. Vice President, Law and Admin.
     P.O. Box 2                               2440 Research Boulevard
     Majuro, Marshall Islands                 Rockville, Maryland
     MH  96960                                USA 20850


     Approved as to form:                     Certified no current
                                              appropriation is required:

     --------------------                     --------------------
     Attorney General                         Secretary of Finance


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                                   APPENDIX I

           [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR APPENDIX I]








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                                   APPENDIX II

          [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR APPENDIX II]








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                                  APPENDIX III

          [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR APPENDIX III]










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